Exhibit 10.8.19

UNSECURED SUBORDINATED NOTE

April  1, 2002

Walnut Creek, California

1.             Promise to Pay.    This Unsecured Subordinated Note (this “Note”), is the promise of WESTAFF (USA) INC., a California corporation (“Payor”) to pay to W. Robert Stover, and his successors and assigns (“Holder”), the principal amount and all interest accrued upon each subordinated loan (each, a “Loan” and collectively, the “Loans”), made from time to time by Holder to the undersigned, in an aggregate principal amount not to exceed at any time TWO MILLION DOLLARS (US$2,000,000) (the “Maximum Note Amount”).  Upon the terms and conditions hereof, Payor hereby unconditionally promises to pay to the order of Holder at such address as Holder shall hereinafter designate to Payor in writing, in lawful money of the United States of America and in immediately available funds, the Maximum Note Amount or the aggregate unpaid principal amount of all Loans made by Holder to or for the benefit of Payor, whichever is less, and to pay interest on such Loans as computed in the manner set forth in Section 3 below.  All capitalized terms herein shall have the meanings as provided in Section 13 below.

2.             Maturity; Conversion Rights.

(a)           Subject to Section 4 hereof, the principal amount of all Loans made under this Note, plus all accrued and unpaid interest thereon, shall be due and payable on April 1, 2003.  Subject to the provisions of Section 4, Payor may prepay all or any portion of this Note at any time without penalty.  All payments to Holder shall be accompanied by a certificate from an officer of Payor certifying that Payor is not prohibited from making payments under Section 4(c) hereof.  All payments received from Payor hereunder shall be applied first, to the payment of any unpaid interest under this Note, and second, to reduce the principal balance hereunder.

(b)           If, during the term of this Note, Westaff, Inc., a Delaware corporation and parent corporation of Payor, offers subscription rights to its stockholders to purchase additional shares of its common stock, then Holder shall have the option to convert, within ten (10) days of the commencement of the offer and upon written notice to Westaff, Inc. and Payor, the outstanding balance due hereunder into such subscription rights on a dollar-for-dollar basis (the “Conversion Rights”).  The Conversion Rights are not subject to the terms of subordination set forth in Section 4 below.

3.             Interest Rate.  Payor shall pay interest to Holder on the outstanding and unpaid principal amount of each Loan at the rate of twelve percent (12%) per annum (the “Interest Rate”) calculated on the basis of a year of 365 days for the actual number of days elapsed, provided, however, that in no event shall the Interest Rate exceed the maximum rate permitted by law.  Interest accruing on the principal amount of each Loan shall be paid by Payor to Holder monthly, on the last business day of each calendar month (subject to the Section 4 hereof).

4.             Subordination.

(a)           Payor and Holder agree that all payments under this Note are and shall be subordinate, to the extent and in the manner hereinafter set forth, in right of payment to the prior indefeasible cash payment in full of all of Payor’s payment obligations now or hereafter existing in respect of any Senior Debt, whether for principal, interest, fees, expenses or otherwise (such payment obligations being the “Senior Obligations”).

(b)           Senior Debt Holders will be entitled to receive payment in full of all Senior Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before Holder will be entitled to receive any payment with respect to this Note, in the event of any distribution to creditors of Payor:  (i) in a liquidation or dissolution of Payor; (ii) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Payor or its property; (iii) in an assignment for the benefit of creditors; or (iv) in any marshaling of Payor’s assets and liabilities.

(c)           Payor may not make any payment in respect of the Note:

(i)            in the event any default in the payment of principal of, interest or premium, if any, on any Senior Debt occurs and is continuing beyond any applicable period of grace in the agreement, indenture or other document governing such Senior Debt (a “Payment Default”), or

(ii)           in the event any other default occurs and is continuing with respect to any Senior Debt (the “Non-Payment Default”) which permits the Senior Debt Holder as to which such default relates to accelerate its maturity and Payor and Holder receives notice of such default (a “Payment Blockage Notice”) from any Senior Debt Holder.

(d)           Payments on this Note may and shall be resumed (i) in the case of a Payment Default, or (ii) in the case Payor and Holder receive a Payment Blockage Notice regarding a Non-Payment Default, upon the date on which such Payment Default or Non-Payment Default is cured or waived.

(e)           In the event that Holder receives any payment with respect to this Note at a time when such payment is prohibited by Section 4(c) hereof, such payment (the “Unpermitted Payment”) shall be held by Holder, in trust for the benefit of the Senior Debt Holders.  Upon written request of a Senior Debt Holder, Holder shall deliver the Unpermitted Payment in trust to such Senior Debt Holder to be applied to the Senior Obligations.

(f)            After all Senior Obligations are paid in full and until this Note is paid in full, Holder shall be subrogated to the rights of Senior Debt Holders to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to Holder have been applied to the payment of Senior Debt.  A distribution made under Section 4(e) to Senior Debt Holders that otherwise would have been made to Holder is not, as between Payor and Holder, a payment by Payor on this Note.

(g)           This Section 4 defines the relative rights of Holder and Senior Debt Holders.  Nothing in this Note shall:

(i)            impair, as between Payor and Holder, the obligation of Payor, which is absolute and unconditional, to pay principal of and interest on this Note in accordance with its terms;

(ii)           affect the relative rights of Holder and creditors of Payor other than their rights in relation to Senior Debt Holders; and

(iii)          if Payor fails because of this Section 4 to pay principal of or interest on this Note on the due date, the failure is still a default hereunder.

(h)           No right of any Senior Debt Holder to enforce the subordination of the indebtedness evidenced by this Note shall be impaired by any act or failure to act by Payor or Holder or by the failure of Payor or Holder to comply with the terms of this Note.

(i)            Upon any payment or distribution of assets of Payor referred to in Section 4(a), Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of a representative or of the liquidating trustee or agent or other Person making any distribution to Holder of this Note for the purpose of ascertaining the Persons entitled to participate in such distribution, the Senior Debt Holders and other indebtedness of Payor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 4.

(j)            For the purposes of this Note, the Senior Obligations shall not be deemed to have been paid in full unless the Senior Debt Holders shall have received indefeasible cash payment in full of the Senior Obligations (whether matured or unmatured).

(k)           Holder (i) will not take, sue for, or demand from Payor payment of all or any portion of this Note (with the exception of a demand for a regularly scheduled interest payment) unless at least 15 days’ prior written notice of such action is given to the Senior Debt Holders pursuant to the notice instructions contained in the Credit Agreement and the Note Purchase Agreements; and (ii) will not commence, or join with any creditor other than the Senior Debt Holders in commencing, directly or indirectly, or cause Payor to commence, or assist Payor in commencing, any proceeding referred to in Section 4(a).

(l)            Holder undertakes to execute, verify, deliver and file any proofs of claim that the Senior Debt Holders may at any time require to prove and realize upon any rights or claims pertaining to this Note and to effectuate the full benefit of the subordination contained herein; and upon failure of Holder so to do, the Senior Debt Holders shall be deemed to be irrevocably appointed the agent and attorney-in-fact of Holder to execute, verify, deliver and file any such proofs of claim.

(m)          No right of the Senior Debt Holders to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of Payor or the Senior Debt Holders, or by any noncompliance by Payor with any of the terms and provisions of this Note, regardless of any knowledge thereof that the Senior Debt Holders may have or be otherwise charged with.

5.               Subrogation.  Subject to the payment in full of all the Senior Debt and until this Note shall be paid in full, Holder shall be subrogated to the rights of the Senior Debt Holders (to the extent of payments or distributions previously made to such Senior Debt Holders pursuant to the provisions of Section 4 above) to receive payments or distributions of assets of Payor applicable to the Senior Debt.  No such payments or distributions applicable to the Senior Debt shall, as between Payor and its creditors, other than the Senior Debt Holders and Holder, be deemed to be a payment by Payor to or on account of this Note; and for the purposes of such subrogation, no payments or distributions to the Senior Debt Holders to which Holder would be entitled except for the provisions of this Section 5 shall, as between Payor and its creditors, other than the Senior Debt Holders and Holder, be deemed to be a payment by Payor to or on account of the Senior Debt.

6.             Usury Savings Provision.  Under no circumstances (and notwithstanding any other provisions of this Note) shall the interest charged, collected, or contracted for on this Note exceed the Maximum Rate Permitted by Law.  The term “Maximum Rate Permitted by Law” as used in this Note means the maximum rate of interest permitted under applicable law.  If any part of this Note cannot be enforced, this fact will not affect the rest of this Note.

7.             Reimbursement of Expenses.  If Holder incurs any out-of-pocket expenses (including, without limitation, the fees and expenses of Holder’s attorneys) in connection with the placement of this Note in the hands of its attorneys for collection, or if this Note is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, then Payor shall pay to Holder, on demand, all reasonable costs and expenses of collection, including, but not limited to, court costs and reasonable attorneys’ fees.

8.             Notices. Any confirmation, notice or any other communication provided for hereunder shall be in writing or by a telecommunications device capable of creating a written record, and shall be effective (a) upon personal delivery thereof, including without limitation, by overnight mail and courier service or the United States mail, certified or registered, postage prepaid, return receipt requested, or (b) in the case of notice by such telecommunications device, when properly transmitted and confirmed by telephone, addressed to the party to be noticed as follows:

                If to Payor at:

Westaff (USA), Inc.

301 Lennon Lane

Walnut Creek, CA  94598

Attn:  Mr. Dirk Sodestrom

Senior Vice President & Chief Financial Officer

                If to Holder at:

Mr.  W. Robert Stover

298 North Wiget Lane

Walnut Creek, CA 94598

or to such other address as either party may hereafter designate for itself by written notice to the other party in the manner herein prescribed.

9.             Binding Nature; Assignment.  This Note and all of the provisions hereof shall be binding upon and inure to the benefit of Payor and Holder and their respective successors and permitted assigns, but neither this Note nor any of the rights, interests or obligations hereunder shall be assigned or transferred by Payor without the prior written consent of Holder.

10.           Amendments and Waivers.

(a)           The Senior Debt and any Senior Obligations may be amended, modified, increased, waived or extended, without notice to or consent of Holder, and such amendment, modification, increase, waiver or extension shall not change or modify the subordinated nature of this Note or Holder’s or Payor’s obligations under Section 4 hereof.

(b)           Except as otherwise expressly provided herein, this Note may not be amended or modified except by written instruments signed by each of the Senior Debt Holders, Payor and Holder.  Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.  Holder may delay or forego the enforcement of any of its rights or remedies under this Note or any other document evidencing or securing this Note without losing them.  Payor and any other Person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for performance, notice of non-performance, protest, notice of protest, notice of dishonor, notice of default, or any other notice whatsoever.  Upon any change in the terms of this Note in compliance with this Section 10 and unless otherwise expressly stated in writing, no party who signs this Note, whether as Payor, guarantor, accommodation Payor or endorser, shall be released from liability.

11.           Applicable Law.    THIS NOTE SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PRINCIPLE OR RULE THAT MIGHT REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

12.           Waiver of Jury Trial.  EACH OF THE PARTIES HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS NOTE, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE.  EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBORDINATION AGREEMENT OR ANY PROVISION HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBORDINATION AGREEMENT.

13.           Definitions.

(a)           For the purposes of this Note, the terms below shall have the following meanings:

“Agent” means Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association), as agent for the Banks under the Credit Agreement.

“Banks” means each of the financial institutions party to the Credit Agreement.

“Borrowers” means, collectively, Payor and Western Medical Services, Inc.

“Credit Agreement” that certain Credit Agreement dated as of March 4, 1998, as amended by that certain First Amendment to Credit Agreement dated as of May 15, 1998, as further amended by that certain Second Amendment to Credit Agreement dated as of July 23, 1998, as further amended by that certain Third Amendment to Credit Agreement dated as of January 22, 1999, as further amended by that certain Fourth Amendment to Credit Agreement dated as of December 15, 1999, as further amended by that certain Fifth Amendment to Credit Agreement dated as of November 7, 2000, between the Borrowers, the Banks, and the Agent, and as further amended by that certain Forbearance and Waiver Agreement and Amendment to Loan Documents, dated as of March 27, 2002, as further amended, supplemented or amended and restated from time to time.

“Note Purchase Agreements” means each of (i) that certain Note Purchase Agreement (as amended, the “Jackson Note Purchase Agreement”) by and among the Borrowers and PPM America, Inc. as Attorney in Fact (“PPM”) on behalf of Jackson National Life Insurance, and (ii) the Note Purchase Agreement (as amended, the “Nationwide Note Purchase Agreement”) between the Borrowers and Nationwide Life Insurance Company, each as amended, supplemented or amended and restated from time to time.

“Note Purchasers” means each of the Jackson National Life Insurance and Nationwide Life Insurance Company, their successors and assigns, and each other note purchase under the Note Purchase Agreements.

“Senior Debt Holders” means the Agent and the Banks under the Credit Agreement and the Note Purchasers under the Note Purchase Agreement, and their respective successors, participants and assigns.

“Senior Debt” means (a) all indebtedness and obligations now or hereafter existing or owed by Payor to the Senior Debt Holders pursuant to the Credit Agreement, the Note Purchase Agreements or any instruments or other documents executed by Payor with or in favor of the Senior Debt Holders in connection therewith, as such agreements may be amended, supplemented, modified, extended, restated or replaced, and whether for principal, premium, interest, fees, expenses, indemnities or otherwise; and (b) all Debt owed by Payor to the Senior Debtor Holders in connection with any refinancing, refunding, restructuring or replacement of all or any part of the Senior Debt described in clause (a).

(b)                 The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(c)                  Unless otherwise expressly provided herein, references to agreements (including this Note) and other contractual instruments shall be deemed to include all subsequent amendments. amendment and restatements and other modifications thereto.

(d)                 The words “hereof,” “hereto,” “herein,” “hereunder” and similar words refer to this Note as a whole and not to any particular provision of this Note; and Section and clause references are to this Note unless otherwise specified.

(e)                  The captions and headings of this Note are for convenience of reference only and shall not affect the interpretation of this Note.

[Signature Page to Follow]

                IN WITNESS WHEREOF, Payor has caused this Note to be duly executed by its officer hereunto authorized as of the date first above written.

WESTAFF (USA) INC., a California corporation:

By: /s/  Dirk A. Sodestrom

Name:  Dirk A. Sodestrom

Title:  Senior Vice President and Chief Financial Officer

The undersigned hereby acknowledges and consents to the terms and conditions of the above Unsecured Subordinated Note:

/s/ W. Robert Stover

W. Robert Stover, an individual